Exhibit 99.1

3Q 2016

SmartFinancial Reports Third Quarter Results

KNOXVILLE, TN - October 26, 2016 - SmartFinancial, Inc. ("SmartFinancial"; NASDAQ: SMBK), announced today net income of $1.6 million in its third quarter of 2016, compared to $(0.1) million a year ago. In the third quarter 2015, SmartFinancial successfully completed the merger of two holding companies, legacy SmartFinancial, Inc. and Cornerstone Bancshares, Inc., and carried forward the name "SmartFinancial, Inc." In the first quarter of 2016, SmartFinancial completed the merger of Cornerstone Community Bank with and into SmartBank. This quarter completes the fourth full quarter’s results from the combined company and the second full quarter's results of the merged bank.

Billy Carroll, President & CEO, stated: "We are pleased to see the hard work of our associates materialize in the form of improved results for our shareholders with increases in earnings per share, return on equity and return on assets this quarter. Loan growth was over 12 percent annualized, which was the second quarter it grew at a double digit pace. Our non-interest income is improving thanks to the results from our mortgage business and higher deposit service charges driven by balance growth. Our non interest expense reduction was primarily due to merger efficiencies. We are excited to put our merger expenses behind us and concentrate on the successful execution of our 2016 goals.”

SmartFinancial's Chairman, Miller Welborn, concluded: "It is exciting to see the internal achievements we have made as a company translate into improved external results. To be able to grow while maintaining a strong margin, improving asset quality, and increasing efficiencies is a testament to leadership at all levels of our company. Every day we strive to achieve our goals of being a best place to work, a great place to bank and especially rewarding for our shareholders. "

Performance Highlights

•	Net income available to common shareholders totaled $1.3 million or $0.23 per share during the third quarter of 2016.

•	Annualized return on average assets equaled 0.63 percent in the third quarter of 2016, compared to 0.48 percent in the previous quarter.

•
Annualized net loan growth was approximately 12.42 percent in the third quarter of 2016, with a healthy mix of construction & development, residential real estate, and commercial real estate loan growth.

•	Asset quality was outstanding with nonperforming assets to total assets dropping to just 0.41 percent.

•	Non interest income as a percent of average assets increased to 0.47 percent as the sale of mortgage and SBA loans increased over 45 percent.

Third Quarter 2016 compared to Second Quarter 2016

Net operating earnings available to common shareholders, which excludes purchased loans accounting adjustments, securities gains, merger and conversion costs, and foreclosed assets gains and losses, totaled $1,131 thousand in the third quarter of 2016 compared to $634 thousand in the previous quarter. Net income available to common shareholders totaled $1.3 million in the third quarter of 2016, or $0.22 per diluted share, compared to $0.9 million, or $0.15 per diluted share, in the second quarter of 2016.

Net interest income to average assets of 3.79 percent for the quarter decreased from 3.87 percent in the second quarter of 2016. Net interest income totaled $9.7 million in the third quarter of 2016 compared to $9.6 million in the second quarter of 2016. Net interest income was positively impacted during the quarter by increased loan balances. Net interest margin, taxable equivalent, fell slightly from 4.11 percent in the second quarter of 2016 to 4.03 percent in the third quarter of 2016 primarily as a result of a reduction in purchased loan accounting adjustments and lower balances and yields in the securities portfolio.

Provision for loan losses was $261 thousand in the third quarter of 2016, compared to $218 thousand in the second quarter of 2016 . The increase in provision for loan losses was primarily due to the growth of the loan portfolio during the quarter. Annualized net charge-offs remained the same at 0.01 percent of average loans in the second third quarter of 2016.

The ALLL was $5.0 million, or 0.62 percent of total loans as of September 30, 2016, compared to $4.7 million, or 0.61 percent of total loans, as of June 30, 2016. Adjusted ALLL, which includes the ALLL as well as net acquisition accounting fair value adjustments for acquired loans, was 1.93 percent of total loans as of September 30, 2016, which was down from 2.00 percent as of June 30, 2016. The reduction in adjusted ALLL resulted from continued accretion of fair value discounts.

Nonperforming loans as a percentage of total loans was 0.21 percent as of September 30, 2016, which was down from 0.29 percent in the prior quarter. Total nonperforming assets (which include nonaccrual loans, loans past due 90 days or more and still accruing, and foreclosed assets) as a percentage of total assets was 0.41 percent as of September 30, 2016, compared to 0.69 percent as of June 30, 2016.

Non-interest income to average assets of 0.47 percent for the quarter increased from 0.39 percent in the second quarter of 2016. Non-interest income totaled $1.2 million in the third quarter of 2016, compared to $961 thousand in the second quarter of 2016. The increase in non-interest income was primarily due to higher service charges and fees, higher gains on the sale of SBA and mortgage loans, and gains on sale of foreclosed assets.

Non-interest expense to average assets of 3.16 percent for the quarter was down from 3.41 percent in the second quarter of 2016. Non-interest expense totaled $8.0 million in the third quarter of 2016, which was down $422 thousand from the second quarter of 2016 primarily due to normalized post merger data processing costs, the completion of repairs at one branch, and a drop in salary and employee benefit expenses. Occupancy expense of $965 thousand was down $172 thousand from the previous quarter due to the completion of a repair project at one branch. Data processing expenses decreased $98 thousand compared to the second quarter in the absence of merger related costs.

Income tax expense was $947 thousand in the third quarter of 2016 compared to $691 thousand in the second quarter of 2016. The company's effective tax rate was 37.02 percent in the third quarter of 2016 compared to 36.71 percent in the second quarter of 2016.

Third Quarter 2016 compared to Third Quarter 2015

Net operating earnings available to common shareholders, which excludes purchased loans accounting adjustments, securities gains, merger and conversion costs, and foreclosed assets gains and losses, totaled $1.1 million in the third quarter of 2016 compared to $154 thousand in the third quarter of 2015. Net income available to common shareholders totaled $1.3 million in the third quarter of 2016, or $0.22 per diluted share, compared to $(107) thousand, or $(0.03) per diluted share, in the third quarter of 2015. The company's operations and financial performance were significantly impacted in nearly every respect by the merger of SmartFinancial, Inc. and Cornerstone Bancshares, Inc. on August 31, 2015. Therefore, financial results in 3Q 2016 are not comparable to results reported for 3Q 2015.

About SmartFinancial, Inc.

SmartFinancial, Inc., based in Knoxville, Tennessee, is the bank holding company for SmartBank. SmartBank is a full-service commercial bank founded in 2007, with twelve branches, two loan production offices, and one mortgage production office located in East Tennessee, the Florida Panhandle, and North Georgia. Recruiting the best people, delivering exceptional client service, strategic branching and a conservative and disciplined approach to lending have all given rise to SmartBank’s success. More information about SmartFinancial can be found on its website: www.smartbank.com.

This release contains forward-looking statements. SmartFinancial cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: changes in management’s plans for the future, prevailing economic and political conditions, particularly in our market area; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services and other factors that may be described in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.
The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, SmartFinancial assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures. SmartFinancial management uses non-GAAP financial measures, including: (i) net operating earnings available to common shareholders; (ii) operating efficiency ratio; (iii) adjusted allowance for loan losses to loans; and (iv) tangible common equity, in its analysis of the company's performance. Net operating earnings available to common shareholders excludes the following from net income available to common shareholders: securities gains and losses, merger and conversion costs, OREO gain and losses, and the income tax effect of adjustments. The operating efficiency ratio excludes securities gains and losses, merger and conversion costs, and adjustment for OREO gains and losses from the efficiency ratio. Adjusted allowance for loan losses adds net acquisition accounting fair value discounts to the allowance for loan losses. Tangible common equity excludes total preferred stock, preferred stock paid in capital, goodwill, and other intangible assets.

Management believes that non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of the company and provide meaningful comparisons to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider SmartFinancial's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Source
SmartFinancial, Inc.

Investor Contacts
Billy Carroll
President & CEO
865.868.0613

Frank Hughes
Executive Vice President
Investor Relations
423.385.3009

Media Contact
Kelley Fowler
First Vice President, Public Relations & Marketing
SmartBank
865.868.0611
kfowler@smartbank.net

SmartFinancial, Inc. and Subsidiaries
Condensed Consolidated Financial Information (unaudited)
(In thousands except per share data)
	As of and for the three months ending
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Selected Performance Ratios (Annualized)
Return on average assets	0.63%	0.48%	0.54%	0.47%	(0.04)%
Net operating return on average assets (Non-GAAP)	0.44%	0.26%	0.40%	0.24%	0.10%
Return on average shareholder equity	6.19%	4.64%	5.29%	4.75%	(0.44)%
Net operating return on average shareholder equity (Non-GAAP)	4.35%	2.47%	3.89%	2.47%	1.05%
Net interest income / average assets	3.79%	3.87%	3.67%	3.79%	3.65%
Yield on earning assets, TE (Non-GAAP)	4.48%	4.56%	4.40%	4.54%	4.50%
Cost of interest-bearing liabilities	0.57%	0.56%	0.53%	0.52%	0.53%
Net interest margin, TE (Non-GAAP)	4.03%	4.11%	3.96%	4.10%	4.04%
Non-interest income / average assets	0.47%	0.39%	0.43%	0.46%	0.10%
Non-interest expense / average assets	3.16%	3.41%	3.19%	3.20%	3.69%
Efficiency ratio	74.06%	80.13%	77.95%	75.24%	98.38%
Operating efficiency ratio (Non-GAAP)	80.31%	85.49%	82.09%	85.73%	90.96%
Pre-tax pre-provision income / average assets	1.09%	0.85%	0.90%	1.05%	0.06%

Per Common Share
Net income, basic	$0.23	$0.16	$0.20	$0.20	$(0.03)
Net income, diluted	0.22	0.15	0.19	0.19	(0.03)
Net operating earnings, basic (Non-GAAP)	0.19	0.11	0.13	0.10	0.04
Net operating earnings, diluted (Non-GAAP)	0.19	0.10	0.13	0.10	0.04
Book value as of	15.80	15.64	15.47	15.19	15.07
Tangible book value (Non-GAAP) as of	14.67	14.48	14.29	13.99	13.84
Common shares outstanding as of	5,897	5,824	5,817	5,806	5,735

Composition Of Loans
Commercial & financial	$83,471	$87,253	$83,197	$85,526	$81,107
Real estate construction & Development	128,727	115,385	113,028	105,132	97,050
Real estate commercial	394,989	389,368	370,922	369,263	365,607
owner occupied	172,397	177,052	166,364	161,698	153,496
non-owner occupied	222,592	212,315	204,558	207,565	212,111
Real estate residential	182,952	174,013	166,214	161,427	162,090
Other loans	7,263	7,377	7,578	6,368	4,585
Total loans	$797,402	$773,396	$740,939	$727,716	$710,439

SmartFinancial, Inc. and Subsidiaries
Condensed Consolidated Financial Information (unaudited)
(In thousands except per share data)
	As of and for the three months ending
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Asset Quality Data and Ratios
Nonperforming loans	$1,688	$2,226	$3,171	$2,754	$1,715
Foreclosed assets	2,536	4,936	5,133	5,358	9,647
Total nonperforming assets	$4,224	$7,162	$8,304	$8,112	$11,362
Restructured loans not included in nonperforming loans	$3,388	$3,639	$3,677	$3,693	$3,731
Net charge-offs to average loans (annualized)	0.01%	0.01%	(0.02)%	0.02%	0.03%
Allowance for loan losses to loans	0.62%	0.61%	0.61%	0.60%	0.54%
Adjusted allowance for loan losses to loans (Non-GAAP)	1.93%	2.00%	2.11%	2.18%	2.26%
Nonperforming loans to total loans, gross	0.21%	0.29%	0.43%	0.38%	0.24%
Nonperforming assets to total assets	0.41%	0.69%	0.82%	0.79%	1.13%

Capital Ratios
Tangible equity to tangible assets	9.53%	9.37%	9.43%	9.17%	9.14%
Tangible common equity to tangible assets	8.37%	8.20%	8.24%	7.99%	7.94%
SmartFinancial Inc.:	Estimated
Tier 1 leverage	9.92%	9.66%	9.74%	9.45%	9.31%
Common equity Tier 1	10.36%	10.53%	10.61%	10.3%	10.25%
Tier 1 risk-based capital	11.83%	12.04%	12.14%	11.78%	11.77%
Total risk-based capital	12.39%	12.60%	12.70%	12.32%	12.25%
SmartBank:	Estimated
Tier 1 leverage	9.85%	9.70%	9.49%	10.05%	10.13%
Common equity Tier 1	11.48%	11.31%	11.64%	12.16%	12.57%
Tier 1 risk-based capital	11.48%	11.31%	11.64%	12.16%	12.57%
Total risk-based capital	12.05%	11.87%	12.20%	12.97%	13.43%

SmartFinancial, Inc. and Subsidiaries
Condensed Consolidated Financial Information (unaudited)
(In thousands)
BALANCE SHEET
	Ending Balances
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Assets
Cash & cash equivalents	$58,587	$71,737	$68,933	$79,965	$89,936
Securities available for sale	138,628	142,875	157,560	166,413	152,150
Other investments	4,451	4,451	4,451	4,451	4,451
Total investment securities	143,079	147,326	162,011	170,864	156,601
Total loans	797,403	773,396	740,939	727,716	710,439
Allowance for loan losses	(4,964)	(4,720)	(4,527)	(4,355)	(3,828)
Loans net	792,439	768,676	736,412	723,361	706,611
Premises and equipment	27,863	25,844	25,680	25,038	25,266
Foreclosed assets	2,536	4,936	5,133	5,358	9,647
Goodwill and other intangibles	6,675	6,754	6,848	6,941	7,034
Other assets	9,371	9,524	11,207	12,436	11,962
Total assets	$1,040,550	$1,034,798	$1,016,224	$1,023,963	$1,007,057

Liabilities
Non-interest demand	$145,509	$145,864	$132,481	$131,419	$123,551
Interest-bearing demand	152,216	153,166	161,454	149,424	144,012
Money market and savings	271,259	258,281	241,500	236,901	231,477
Time deposits	291,857	331,438	323,676	340,739	347,951
Total deposits	860,842	888,749	859,111	858,483	846,992
Repurchase agreements	24,202	26,883	20,747	28,068	18,442
FHLB & other borrowings	43,048	10,091	30,125	34,187	39,278
Other liabilities	7,287	6,011	4,253	3,048	3,908
Total liabilities	935,379	931,734	914,236	923,786	908,621
Shareholders' Equity
Preferred stock	12	12	12	12	12
Common stock	5,897	5,824	5,817	5,806	5,732
Additional paid-in capital	83,319	82,800	82,717	82,616	81,628
Retained earnings	15,494	14,153	13,231	12,095	10,942
Accumulated other comprehensive loss	449	275	211	(352)	122
Total shareholders' equity	105,171	103,064	101,988	100,177	98,436
Total liabilities & shareholders' equity	$1,040,550	$1,034,798	$1,016,224	$1,023,963	$1,007,057

SmartFinancial, Inc. and Subsidiaries
Condensed Consolidated Financial Information (unaudited)
(In thousands)
INCOME STATEMENT
	Three months ending
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Interest Income
Loans, including fees	$10,111	$9,954	$9,374	$9,875	$6,660
Investment securities	602	665	717	630	458
Other interest income	51	50	63	62	35
Total interest income	10,763	10,670	10,154	10,567	7,153
Interest Expense
Deposits	1,065	1,013	961	937	688
Repurchase agreements	17	15	17	17	7
FHLB and other borrowings	17	29	45	66	32
Total interest expense	1,099	1,057	1,023	1,020	727
Net interest income	9,665	9,613	9,131	9,547	6,426
Provision for loan losses	261	218	138	567	32
Net interest income after provision for loan losses	9,404	9,394	8,993	8,980	6,394
Non-interest income
Service charges on deposit accounts	296	259	296	397	237
Gain on securities	18	98	83	—	—
Gain on sale of loans and other assets	287	197	222	86	(294)
Gain (loss) on sale of foreclosed assets	130	(4)	58	332	(86)
Other non-interest income	472	410	412	340	317
Total non-interest income	1,204	961	1,071	1,155	174

Non-interest expense
Salaries and employee benefits	4,312	4,486	4,495	4,208	3,187
Occupancy expense	965	1,137	1,018	910	688
FDIC premiums	153	151	136	148	144
Foreclosed asset expense	79	64	57	110	91
Marketing	179	184	173	100	142
Data Processing	457	555	341	510	278
Professional expenses	558	551	455	760	908
Amortization of other intangibles	80	93	93	93	58
Service contracts	272	316	286	248	192
Other non-interest expense	994	936	897	965	805
Total non-interest expense	8,050	8,472	7,952	8,052	6,493
Earnings before income taxes	2,558	1,883	2,112	2,083	75
Income tax expense	947	691	764	901	152
Net income (loss)	1,611	1,192	1,348	1,182	(77)
Dividends on preferred stock	270	270	212	30	30
Net income available to common shareholders	$1,341	$922	$1,136	$1,152	$(107)

NET INCOME PER COMMON SHARE
Basic	$0.23	$0.16	$0.20	$0.20	$(0.03)
Diluted	0.22	0.15	0.19	0.19	(0.03)

Weighted average common shares outstanding
Basic	5,846	5,820	5,807	5,750	3,937
Diluted	6,108	6,132	6,108	6,037	4,244

SmartFinancial, Inc. and Subsidiaries
Condensed Consolidated Financial Information (unaudited)
(In thousands)
YIELD ANALYSIS
	Three Months Ended September 30, 2016			Three months ended June 30, 2016			Three Months Ended September 30, 2015
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest *	Cost*	Balance	Interest *	Cost*	Balance	Interest *	Cost*
Assets
Loans	$788,585	$10,112	5.09%	$751,425	$9,955	5.26%	$489,926	$6,661	5.39%
Investment securities and interest bearing due froms	159,683	615	1.53%	171,526	678	1.57%	107,061	449	1.66%
Federal funds and other	5,442	51	3.72%	5,719	50	3.47%	33,539	44	0.52%
Total interest-earning assets	953,710	10,778	4.48%	928,670	10,683	4.56%	630,526	7,154	4.50%
Non-interest-earning assets	66,735			65,380			72,898
Total assets	$1,020,445			$994,050			$703,424

Liabilities and Stockholders’ Equity
Interest-bearing demand deposits	$147,102	$73	0.20%	$153,881	$69	0.18%	$114,727	$45	0.16%
Money market and savings deposits	268,307	283	0.42%	248,401	299	0.48%	169,916	176	0.41%
Time deposits	312,889	709	0.90%	321,244	645	0.80%	234,017	468	0.79%
Total interest-bearing deposits	728,298	1,065	0.58%	723,526	1,013	0.56%	518,660	689	0.53%
Securities sold under agreement to repurchase	22,471	17	0.30%	19,742	15	0.30%	11,095	7	0.25%
Federal Home Loan Bank advances and other borrowings	11,187	17	0.60%	11,287	29	1.02%	13,806	31	0.89%
Total interest-bearing liabilities	761,956	1,099	0.57%	754,555	1,057	0.56%	543,561	727	0.53%
Noninterest-bearing deposits	148,178			132,765			88,468
Other liabilities	6,194			4,111			2,141
Total liabilities	916,328			891,431			634,170
Shareholders’ equity	104,117			102,619			69,254
Total liabilities and stockholders’ equity	$1,020,445			$994,050			$703,424

Net interest income, taxable equivalent		$9,679			$9,626			$6,427
Interest rate spread			3.91%			4.00%			3.97%
Tax equivalent net interest margin			4.03%			4.11%			4.04%

Percentage of average interest-earning assets to average interest-bearing liabilities			125.17%			123.08%			116.0%
Percentage of average equity to average assets			10.20%			10.32%			9.85%
* Taxable equivalent basis

SmartFinancial, Inc. and Subsidiaries
Condensed Consolidated Financial Information (unaudited)
(In thousands)
	Three months ending
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Operating Earnings
Net income (loss) (GAAP)	$1,611	$1,192	$1,348	$1,182	$(77)
Purchased loan accounting adjustments*	(450)	(597)	(541)	(818)	(412)
Securities (gains) losses	(18)	(98)	(83)	—	—
Merger and conversion costs	—	153	105	230	748
Foreclosed assets (gains) losses	(130)	4	(58)	(332)	86
Income tax effect of adjustments	388	250	221	352	(161)
Net operating earnings (Non-GAAP)	1,401	904	992	614	184
Dividends on preferred stock	(270)	(270)	(212)	(30)	(30)
Net operating earnings available to common shareholders (Non-GAAP)	$1,131	$634	$780	$584	$154
Net operating earnings per common share:
Basic	$0.19	$0.11	$0.13	$0.10	$0.04
Diluted	0.19	0.10	0.13	0.10	0.04

Operating Efficiency Ratio
Efficiency ratio (GAAP)	74.06%	80.13%	77.95%	75.24%	98.38%
Adjustment for amortization of intangibles	(0.99)%	(1.10)%	(1.17)%	(1.16)%	(0.90)%
Adjustment for taxable equivalent yields	(0.18)%	(0.16)%	(0.17)%	(0.26)%	(0.02)%
Adjustment for purchased loan accounting adjustments*	5.59%	7.05%	6.81%	10.16%	6.34%
Adjustment for securities (gains) losses	0.22%	1.16%	1.05%	—%	—%
Adjustment for merger and conversion costs	—%	(1.81)%	(1.33)%	(2.85)%	(11.51)%
Adjustment for OREO (gains) losses	1.61%	(0.05)%	0.73%	4.13%	(1.32)%
Operating efficiency ratio (Non-GAAP)	80.31%	85.22%	83.87%	85.26%	90.97%

Adjusted Allowance for Loan Losses
Allowance for loan losses (GAAP)	$4,964	$4,720	$4,527	$4,355	$3,828
Net acquisition accounting fair value discounts to loans	10,742	11,053	11,381	11,781	12,520
Adjusted allowance for loan losses (Non-GAAP)	15,706	15,773	15,908	16,136	16,348
Loans (excluding acquisition accounting fair value discounts)	813,109	789,169	752,321	739,497	722,959
Adjusted allowance for loan losses to loans (Non-GAAP)	1.93%	2.00%	2.11%	2.18%	2.26%

Tangible Common Equity
Shareholders' equity (GAAP)	$105,171	$103,064	$101,988	$100,177	$98,436
Less preferred stock & preferred stock paid in capital	12,000	12,000	12,000	12,000	12,000
Less goodwill and other intangible assets	6,675	6,754	6,848	6,941	7,034
Tangible common equity (Non-GAAP)	$86,496	$84,310	$83,140	$81,236	$79,402
*Consists of ASC 310-30 accretion above (below) contractual loan income and ASC 310-20 accretion